PRESS RELEASE
FOR IMMEDIATE RELEASE

SINOBIOMED COMPLETES ACUISITION OF
CHINESE PHARMACEUTICAL DISTRIBUTOR

ACQUISITION OF SUZHOU BAOI GIVES SINOBIOMED CONTROL
OF SFDA GSP CERTIFIED PHARMACEUTICAL DISTRIBUTOR
THAT EXPANDS MARKET REACH THROUGHOUT CHINA

Shanghai, China - August 9, 2007 - Sinobiomed Inc. ("Sinobiomed", or "the Company") (OTCBB: SOBM) is pleased to announce that its 82% owned subsidiary, Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. ("Shanghai Wanxing"), signed a formal Equity Transfer Contract on August 6, 2007 with the equity owners of Suzhou Baoi Medical Development Company ("Suzhou Baoi") to acquire their pharmaceutical distribution firm.

Under the contract, the equity owners of Suzhou Baoi will transfer 90% of their equity to Shanghai Wanxing at a transfer price of USD$2.4 million. The transfer, when complete, gives Shanghai Wanxing control of Suzhou Baoi, which is GSP certified by the Chinese FDA (SFDA). GSP stands for Good Supply Practice, and certification safeguards the safety and quality of pharmaceutical products in business transactions. The SFDA is modeled on the U.S. FDA.

Suzhou Baoi's 2006 total sales revenue was US$21 million; for the first six months of 2007 it was US$14 million. The pharmaceutical distribution company, located in Suzhou, about 100 km east of Shanghai, has two wholly owned subsidiaries; one sells vaccines, the other medical devices. Suzhou Baoi is engaged in the wholesale supply of biological products, chemical medicines and Chinese traditional medicine.

Shanghai Wanxing's 3,000 square meter manufacturing plant in Shanghai already has SFDA GMP certification. GMP stands for Good Manufacturing Practice, which focuses on product quality and hygiene practice during the manufacturing process.

"The acquisition of Suzhou Baoi's well developed product distribution network - in combination with Shanghai Wanxing's existing products, robust product pipe line and GMP certification -- is expected to accelerate and expand sales and revenue throughout China," according to Shanghai Wanxing President and CEO, Banjun Yang.

The Company anticipates that this acquisition will immediately and significantly increase Sinobiomed’s operational scope as well as its cash flow. After the contract closes, Shanghai Wanxing will expand Suzhou Baoi, building on its current customer base, to increase its profitability.

The acquisition of Suzhou Baoi is the first step of Sinobiomed’s expansion strategy. The Company intends to acquire another distributor in north China, as well as target pharmaceutical companies with manufacturing capability and existing product lines for acquisition. Sinobiomed’s near-term objective to develop a large-scale, highly profitable integrated pharmaceutical enterprise that develops, manufactures and distributes a broad range of market-driven products that leverage its innovative biotechnology patents and processes.

ABOUT SINOBIOMED INC.

Sinobiomed Inc. is a leading Chinese developer of genetically engineered recombinant protein drugs and vaccines. Based in Shanghai, Sinobiomed currently has 10 products approved or in development: two on the market, one approved and market ready, four in clinical trials and three in research and development. The Company’s products respond to a wide range of diseases and conditions, including malaria, hepatitis, surgical bleeding, cancer, rheumatoid arthritis, diabetic ulcers and burns, and blood cell regeneration. (www.sinobiomed.com)

Contact:

Sinobiomed Investor Relations
Toll Free: 1-866-588-0829
Email: info@sinobiomed.com

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Sinobiomed Inc., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Sinobiomed Inc. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Sinobiomed Inc. does not undertake any obligation to update any forward-looking statement, except as required under applicable law.